SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 15, 1999
                                (Date of Report)

                       BRECCIA INTERNATIONAL MINERALS INC.
              (Exact name of registrant as specified in it charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

      0-8155                                             73-0977756
(Commission File Number)                   (I.R.S. Employer Identification  No.)

4418 Patterdale Drive
North Vancouver
B.C.
CANADA
V7R 4L8
(Postal Code)

                                  604 988 6886
               Registrant's telephone number, including area code


ITEM 1.   CHANGE IN CONTROL OF REGISTRANT

     On or about March 15, 1999, Registrant entered into a Stock Acquisition Agreement and Plan of Reorganization ("Agreement") with Baycove Investments Ltd. ("Baycove"), a private company incorporated in the Republic of Ireland, and Western America Mineral Resource Fund Inc. ("Western"), an Alberta corporation. Pursuant to the terms of the Agreement, Baycove was to purchase from Western, 7,627,500 shares of Registrant's common stock for the total consideration of US$200,000. The shares to be purchased by Baycove represented, at the time of the Agreement, ninety-four percent (94%) of Registrant's total issued and outstanding common stock. At the closing, Western was to transfer to Registrant a Debt Forgiveness Agreement acknowledging the forgiveness of all debt owed to Western and its affiliates from Registrant. Also at the closing, Registrant was to deliver to Baycove all of its corporate records and books. The Agreement also provided for the following: (i) Registrant's Board of Directors to take all necessary steps to cancel all existing stock options of Registrant;
(ii) Registrant's Board of Directors to appoint a nominee of Baycove as president, chief executive officer and as a director of Registrant; and (iii) Richard and Don Caron were to deliver written resignations as directors and officers of Registrant.

On or about April 12, 1999, Registrant, Baycove and Western entered into an agreement to amend the Agreement (the "Amendment"). The Amendment provided that
(i) the ultimate record holders of the shares (the "Record Holders") transferred under the Agreement were included as parties to the Agreement; (ii) the shares transferred under the Agreement increased by 100,000 to 7,727,500; and (iii) the purchase price was increased by US$125,000 to US$325,000. The subject shares were purchased by twenty (20) separate Record Holders.

On or about April 12, 1999, the Agreement and the Amendment were approved by Registrant's Board of Directors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Not applicable

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     Not applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None

ITEM 5. OTHER EVENTS

     On April 12, 1999, as a condition of the Agreement, the Board of Directors of Registrant appointed Alnoor Kassam as the president and a director of Registrant.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

     On April 12, 1999, as a condition the Agreement, Donald Caron and Richard Caron, members of Registrant's Board of Directors, after appointing Alnoor Kassam as a member of that Board of Directors, resigned as directors and officers of Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     None

ITEM 8. CHANGE IN FISCAL YEAR

     None

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



DATE: May __, 1999          BRECCIA  INTERNATIONAL MINERALS INC.

                                        /s/ Alnoor  Kassam,
                              ---------------------------------------
                                    Alnoor  Kassam,  PRESIDENT